EXHIBIT 10.1
Final

AMENDED AND RESTATED

EXCLUSIVE SUPPLIER AGREEMENT

BETWEEN

RADISSON HOTELS INTERNATIONAL, INC.

&

SELECT COMFORT CORPORATION

Effective Date: June 28, 2007

ThisAmended and Restated Exclusive Supplier Agreement (the “Agreement”), dated June 28, 2007 amends and restates in its entirety that certain Exclusive Supplier Agreement dated May 21, 2004 (the “Effective Date”), by and between Select Comfort Corporation, a Minnesota corporation whose address for notice purposes is Attention: General Counsel, 6105 Trenton Lane North, Minneapolis, MN 55442 Fax No.: (763) 551-6888 (“Select Comfort”) and Radisson Hotels International, Inc., a Delaware corporation whose address for notice purposes is c/o Legal Department, 701 Carlson Parkway, Mail Stop 8256, Minneapolis, MN 55305 Fax No.: (763) 212-1080 (“Radisson”).

Recitals

A.	Select Comfort is a developer, manufacturer and marketer of adjustable-firmness beds, selling a proprietary line of beds under the Sleep Number® brand that feature adjustable air chamber mattresses.

B.	Radisson owns the Radisson Marks and the System, and owns, operates, or is a franchiser of the Hotels.

C.	Radisson and Select Comfort entered into an Exclusive Supplier Agreement in May of 2004, as thereafter amended (“Original Agreement”).

D.

In connection with the Original Agreement, Select Comfort designed and manufactured, and continues to manufacture, a Sleep Number bed exclusively for Radisson Hotels, which may be modified from time to time (the “Radisson Bed”).

E.

Select Comfort has also developed, manufactured, offered for sale and sold a variety of other Sleep Number beds, which are distinct from the Radisson Bed, to other customers for use in the hotel and time share interval industry.

F.

Radisson and Select Comfort desire to continue the relationship established by the Original Agreement and the parties now desire to amend and restate the Original Agreement in its entirety as set forth herein.

G.	Terms used in this Agreement with initial capital letters shall have the meanings assigned to such terms in Section 15.26 hereof or the meanings otherwise assigned to such terms by this Agreement.

NOW THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual obligations set forth below, the parties agree as follows:

ARTICLE 1 – TERM

1.1.	Term of the Agreement

The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until December 31, 2008, unless further extended as set forth below. Notwithstanding the foregoing, the provisions of Articles 7, 8, 12, 13, 14 and 15 hereof, and of Sections 4.1 and 4.2 hereof, shall survive the termination of this Agreement and will continue to govern the rights and obligations of the parties hereto indefinitely following the termination of this Agreement.

1.2	Extension of the Term to Coincide with the Term of the XXX Agreement

The Parties acknowledge that Select Comfort and XXX, have initiated discussions for the potential purchase and installation of beds in XXX hotels. In the event that Select Comfort and XXX elect to enter into an agreement for the purchase and installation of beds (“XXX Agreement”), then the Term of this Agreement shall be automatically extended to coincide with the term of the XXX Agreement, provided, however, that each calendar year of such extension shall be subject to achievement during the prior calendar year of minimum levels of net sales tracked to Radisson referrals, with such minimum level to be not less than XXX million in net sales during calendar year 2008 in order to extend the Term of this Agreement through the calendar year 2009, and such minimum level shall be adjusted each year thereafter as mutually agreed upon by the parties. In the event that the parties are unable to agree in writing upon an adjusted minimum level of referral sales at least sixty (60) days prior to the next calendar year for which an adjusted minimum level of referral sales is to be determined, then either party shall have the right to terminate this Agreement upon notice thereof to the other party to be effective as of the end of the last calendar year for which an agreed upon minimum level of referral sales has been determined and achieved. For example, in the event that the minimum level of referral sales has been achieved during 2008 in order to extend the Term through 2009, but the parties are unable to agree at least sixty (60) days prior to the end of 2008 upon a minimum level of referral sales to be achieved in 2009 in order to extend the Term through 2010, then either party shall have the right to terminate this Agreement effective as of the end of 2009. Radisson referrals shall be determined in accordance with Select Comfort’s then-current tracking mechanisms.

ARTICLE 2 - EXCLUSIVITY

2.1.	Select Comfort Exclusivity

During the Term of this Agreement and as long as Select Comfort is not in material breach of this Agreement, Radisson agrees to (a) establish the installation of the Radisson Bed as a System Standard for all Hotels in the Radisson System and (b) to use its reasonable business efforts to enforce the installation of the Radisson Bed as a System Standard for Hotels in the Radisson System. The System Standard relating to the Radisson Bed as currently in effect is attached hereto as Exhibit 2.1 (“SNB Standard”). In the event that Radisson decides to revise the SNB Standard, Radisson agrees to give Select Comfort prior written notice of any such revision. In the event that Radisson decides to materially revise the SNB Standard, then the parties agree to discuss and renegotiate the terms of the exclusivity set forth in Section 2.2. In the event that the parties are unable to agree in writing upon revised terms of the exclusivity set forth in Section 2.2 within sixty (60) days following notice of any material revision of the SNB Standard, then Select Comfort shall have the right to terminate this Agreement upon notice thereof to Radisson to be effective as of the end of the last calendar year for which an agreed upon minimum level of referral sales as contemplated by Section 1.2 hereof has been determined and achieved. In the event Select Comfort fails to give notice of termination within the sixty (60) day period set forth above, then the Agreement will continue for the remainder of the Term.

Radisson’s reasonable business efforts to enforce the SNB Standard shall include, at a minimum, the following activities undertaken in good faith and designed to achieve enforcement of the installation of the Radisson Bed as a System Standard:

•

Radisson will promote the Radisson Bed at all Annual Business Conferences for the Hotels in the Radisson System and in all similar meetings or similar opportunities with franchisees in the Radisson System;

•	Radisson will strongly encourage adoption of the Radisson Bed by the Radisson Franchise Advisory Council, which advises the Radisson System regarding the adoption of new System Standards; and
•	Radisson will establish a reasonable and enforceable timeline for new Hotels in the Radisson System to install the Radisson Bed and comply with the SNB Standard.

Select Comfort acknowledges that Radisson, as a franchisor of the System, does not directly control the purchasing activities of franchisee hotels and is subject to various Legal Requirements regarding substantial changes to the System. Accordingly, for purposes of this Agreement, Radisson does not guarantee the adoption by the Hotels of any specific percentage of Radisson Beds by any precise date. However, Radisson does represent and warrant that it will carry out the above-referenced plan and that it is authorized under applicable franchise agreements to establish the Radisson Bed as a System Standard for all hotel rooms in the Radisson System.

2.2.	Radisson Exclusive National Partnership

During the periods described below and as long as Radisson is not in material breach of this Agreement, subject to the exceptions set forth below, Radisson will have the exclusive national partnership within the hotel and interval/timeshare industry as follows:

A.           Sales and Marketing in Hotel and Interval/Timeshare Industry.       Except as specifically provided in this Agreement, Select Comfort shall not sell any beds (including the Radisson Bed) to any Person for use in the hotel or interval/timeshare industry, for the Term of this Agreement (the “Exclusive National Partnership”). Notwithstanding the foregoing, Select Comfort may:

(i) Continue to service and sell bed products and services (specifically excluding the Radisson Bed) to Persons for use in the hotel or interval/timeshare industry to which Select Comfort has previously sold beds and who are identified on Exhibit 2.2A, attached hereto and made a part hereof;

(ii) Continue to service and sell bed products and services (except that any such sales shall specifically exclude the Radisson Bed) to Persons for use in any hotel or interval/timeshare property that was previously part of the Radisson System and which acquired beds pursuant to this Agreement or the Original Agreement while part of the Radisson System, regardless of the affiliation of any such hotel or interval/timeshare property with any other brand of hotel or interval/timeshare property, provided that during the Term of this Agreement Select Comfort shall not sell any additional beds to any such Person if and so long as any such Person becomes part of a chain of more than XXX separate properties operating under a common hotel or interval/timeshare name, and provided further that Select Comfort shall be permitted at any time to service any beds, including Radisson Beds, previously sold to any such Person pursuant to this Agreement;

(iii) Service and sell bed products and services (specifically excluding the Radisson Bed) to other independent hotel or interval/timeshare industry customers, so long as any such independent hotel or interval/timeshare industry customer as of the time of the initial sale does not consist of more than XXX separate properties operating under a common hotel or interval/timeshare name; and/or

(iv) Service and sell bed products and services (specifically excluding the Radisson Bed) to the Specified Interval/Timeshare Customers.

Notwithstanding the foregoing, the parties agree and acknowledge that Select Comfort may only sell the Radisson Bed to Persons currently operating a Hotel within the Radisson System and may not otherwise sell the Radisson Bed to any other Person for use in the hotel or interval/timeshare industry outside of the Radisson System for the Term of this Agreement.

B.          Sales and Marketing to Exceptional Category of Hotel and Interval/Timeshare Industry.           At any time during the Term of this Agreement, Carlson properties and/or cruise ships that compete in the Exceptional Category of the hotel or interval/timeshare industry may purchase and install Radisson Beds under the terms of this Agreement. On or after July 1, 2007, Select Comfort may service and sell bed products and services (specifically excluding the Radisson Bed), on a non-exclusive basis, to any Person in the Exceptional Category of the hotel or interval/timeshare industry. Select Comfort will offer to Carlson properties and/or cruise ships, on a non-exclusive basis, a similar program as Select Comfort may offer to other customers in the Exceptional Category, provided that the Carlson opportunity represents comparable volume potential for Select Comfort versus an alternative brand.

C.          Select Comfort’s Rights to Market to Permitted Properties.  Select Comfort shall be permitted to undertake any sales or marketing activities that it may determine to be reasonably necessary or appropriate in order to facilitate the sale of beds and related services (specifically excluding the Radisson Bed) to hotel or interval/timeshare industry customers to which it is permitted to sell any bed products and services consistent with the terms of Section 2.2A or Section 2.2B above (any such hotel or interval/timeshare property is referred to herein as a “Permitted Property”). Select Comfort will provide Radisson with prior notice of its planned sales or marketing activities in a reasonable level of detail (including without limitation planned participation in trade shows, planned advertising placements, planned product offerings to the hospitality industry and similar significant initiatives) and an opportunity for discussion of such planned sales and marketing activities during the periodic review meetings contemplated by Section 3.2.

D.          Permitted Properties’ Rights to Market the Sleep Number Bed.        Any Permitted Property that is currently or hereafter becomes a registered owner of Sleep Number beds may engage in any local advertising or in-hotel educational or promotional programs or advertising that it may determine in its sole discretion to be reasonably necessary or appropriate so long as such advertising does not infringe the intellectual property rights of Radisson. Radisson will be solely responsible for enforcement of its intellectual property rights. Select Comfort shall not have any responsibility with respect to the enforcement of Radisson’s intellectual property rights relative to any Permitted Property or otherwise.

Select Comfort shall not fund any local advertising with respect to or in conjunction with any Permitted Property located in any Designated Market Area (“DMA”) where there is a Hotel in the Radisson System. In addition, Select Comfort shall not fund any local advertising with respect to or in conjunction with any Permitted Property located in any DMA as to which Radisson has notified Select Comfort that there will be a Hotel in the Radisson System within such DMA. Notwithstanding the foregoing, however, Select Comfort shall not be restricted at any time from funding any local advertising with respect to or in conjunction with any Permitted Property located in the XXX.

Radisson understands and agrees that Select Comfort has no right or authority to impose limits on advertising or promotional practices of any Permitted Property.

Select Comfort will review with Radisson on at least a bi-annual basis, as a part of the periodic review meetings contemplated by Section 3.2 below, the status and direction of Select Comfort’s hospitality and interval/timeshare business.

ARTICLE 3 – MARKETING OBLIGATIONS AND PERIODIC REVIEW MEETINGS

3.1.	Marketing Obligations

A. Commitment to Sustained Marketing Support.     Both parties are committed to providing sustained Marketing support for the promotion of the Bed Mark (as hereinafter defined) through the Term of this Agreement. The parties agree to continue to meet semi-monthly for planning and execution of Marketing activities to be funded by the Marketing Fund as defined below.

B. Marketing Fund.    To support the Marketing activities contemplated hereby, the parties will continue the Select Comfort/Radisson joint marketing fund (the “Marketing Fund”) with Select Comfort contributing to the Marketing Fund each year an amount equal to (a) XXX per Radisson Bed sold to a Hotel hereunder during such year and (b) XXX of net sales tracked to Radisson referrals during such year determined in accordance with Select Comfort’s current tracking mechanisms. The Marketing Fund shall be devoted to promoting the co-owned brand mark and other mutually beneficial Marketing activities. Spending from the Marketing Fund shall be controlled XXX by Select Comfort and XXX by Radisson, but all spending must be pre-approved by both parties at the semi-monthly planning and execution meetings.

C. Specific Marketing and Promotional Agreements.    During the Term of this Agreement, the parties agree that:

1.         Radisson will be the only hospitality partner named or identified in any permanent in-store signage at Select Comfort company-owned retail locations;

2.         Radisson will be the only hospitality partner named or identified in Select Comfort’s national advertising, including infomercials, national print advertising, national television tags and other national advertising vehicles;

3.         Radisson will have priority placement and identification on Select Comfort’s web site when listing hotel locations;

4.         Select Comfort and Radisson will jointly develop and execute in-room and in-hotel materials designed to educate Radisson guests on the use of the Radisson Bed at or similar to the parties’ prior commitment to this initiative;

5.         Select Comfort and Radisson will jointly develop and execute Select Comfort product offerings for Radisson guests via key card holders and other agreed upon vehicles.

The parties agree that any proprietary concepts or materials developed by Radisson, and any trademarks (registered or unregistered) that are owned or developed by Radisson, shall be for the exclusive use of Radisson Hotels in the hotel and/or interval timeshare industry and in no event will Select Comfort provide, authorize or permit any Permitted Property to use any such proprietary concepts or materials developed by Radisson, or any trademarks owned or developed by Radisson. Notwithstanding the foregoing, Radisson shall not have any claim of exclusivity within the hotel and/or interval timeshare industry with respect to concepts or materials as to which Select Comfort can demonstrate, through documentary evidence within its files, prior conceptualization or research or development activities.

3.2.	Periodic Review Meetings

In an effort to keep both parties fully informed as to the status of any all aspects of this Agreement, and periodically throughout the year, representatives of Radisson and Select Comfort will meet and review the status of the program contemplated by this Agreement. Each such meeting will take Radisson’s and Select Comfort’s mutual objectives into account, and will be aimed at improving and re-evaluating the program if the parties deem it necessary. Additionally, the meetings will specifically address any warranty reports delivered pursuant to Section 6.2 hereof and the parties will endeavor to reasonably and mutually resolve any warranty issues in a fair and equitable manner. Quarterly review meetings will take place every quarter on or about January 1, April 1, July 1 and October 1 of each year through the term of this Agreement.

ARTICLE 4 – PRODUCT FEATURES, JOINT TRADEMARK RIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS

4.1.	Joint Trademark Rights

The Radisson Beds manufactured, sold and marketed pursuant to this Agreement will be manufactured, marketed and sold under the trade name and the logo and design specified on Exhibit 4.1 attached hereto and made a part hereof (the “Bed Marks”). The Bed Marks will be jointly owned by the parties hereto and will be used solely and exclusively for the purposes specified in this Agreement. The parties agree to cooperate in connection with any registration of the Bed Marks in order to fully recognize and protect the joint ownership of the Bed Marks contemplated by this Agreement. Any use of the Bed Mark, other than as expressly permitted under this Agreement, shall be an infringement of the non-user’s intellectual property rights. Notwithstanding the foregoing, each of the parties hereto will have the right to use any aspect of the Bed Marks that is currently used as, or as a part of, a trademark, trade name, service mark or similar mark owned and/or used by such party.

Nothing in this Agreement shall ever be construed as giving Select Comfort any right, title or interest in the Radisson Marks, or as giving Radisson any right, title or interest in the Select Comfort Marks, except to the extent that any such marks are incorporated in the Bed Marks, which may be used in accordance with this Agreement, and except for such use as may be consistent with the prior written approval of the owner of the respective marks for purposes of the Marketing efforts contemplated by this Agreement. Upon termination or expiration of this Agreement, all use of the Bed Marks shall cease and any other permitted use of the Radisson Marks by Select Comfort or the Select Comfort Marks by Radisson shall cease.

4.2	Other Intellectual Property Rights

Except for the Bed Marks to be jointly owned and limited to use in accordance with the terms of this Agreement and except for the Radisson Marks, which shall remain the sole and exclusive property of Radisson, all other intellectual property rights of any kind or description related to the Radisson Beds or any other beds marketed or sold by Select Comfort, or their manufacture, marketing and sale, including without limitation any patents, patent applications, patentable features, designs or processes, trade secrets, trademarks, trade names, service marks or similar intellectual property rights of any kind or description shall remain the sole and exclusive property of Select Comfort.

4.3	Innovation and Development

From time to time, it is anticipated that Select Comfort will develop new technologies, product features, or enhancements (collectively, “Enhancements”). Select Comfort will keep Radisson informed of Enhancements during periodic meetings and will make any such Enhancement available to Radisson before or at the same time that any such Enhancement is made available in any other bed offered by Select Comfort to any other customer for use in the hotel and interval/timeshare industry and at pricing to be determined by Select Comfort.

ARTICLE 5 – PRODUCT PRICING AND PRODUCT ORDERS

5.1.	Product Pricing

The pricing terms for the Radisson Bed are set forth in Exhibit 5.1 (“Radisson Pricing”) attached hereto and made a part hereof. The Radisson Pricing will be adjusted by Select Comfort to reflect any Enhancements accepted by Radisson at the pricing to be determined by Select Comfort in accordance with Section 4.3. Notwithstanding the foregoing, Select Comfort will offer to sell to Radisson any product sold by Select Comfort to any other customer for use in the hotel and interval/timeshare industry at the lowest price for which such product is offered by Select Comfort to such other customers.

5.2.	Product Orders

All orders for Radisson Beds will be placed by the Hotels through Guest Supply, Inc. If Guest Supply, Inc. fails to adequately coordinate such orders on behalf of the Hotels, Radisson may, in its sole discretion: (1) identify a suitable replacement (which shall be subject to Select Comfort’s reasonable approval); or (2) assume responsibility for the Hotels’ orders. Select Comfort will provide reasonable assistance to Guest Supply in the development of order guidelines to be used by the Hotels when placing orders. All orders shall allow for a minimum of sixty (60) days from the date of order to the date of delivery. Select Comfort also agrees that orders of Radisson Beds for the Hotels under this program will be processed on a priority basis versus any other bed orders that Select Comfort may receive from the Hotel or Interval/Timeshare Industry.

5.3.	Moratorium on Delivery and Installation

Radisson acknowledges and agrees that Select Comfort shall not be obligated to deliver or install any Radisson Beds between November 15 of each year and January 1 of the following year without its prior written consent.

ARTICLE 6 – INSTALLATION, TRAINING, CUSTOMER SERVICE AND WARRANTY

6.1.	Installation and Training

Select Comfort will provide installation services, and training to Hotel staff on installation and maintenance, in connection with the first twenty-four (24) Radisson Beds installed at each Hotel for the “Total” price set forth on Exhibit 5.1. After installation of the first 24 Radisson Beds at a Hotel, the Hotel will have the option to purchase installation services for the price set forth on Exhibit 5.1 or to install the Radisson Beds at the Hotel’s expense.

6.2	Customer Service and Warranty

Select Comfort will establish a toll-free customer service line for the benefit of both Hotel employees and guests. Select Comfort agrees to provide Radisson a monthly report summarizing calls received from Hotels, in order for the parties to proactively address common issues as they arise. Each Radisson Bed purchased by the Hotels during the Term of this Agreement will be covered by the warranty terms set forth on Exhibit 6.2 attached hereto and made a part hereof. Select Comfort also agrees to provide Radisson a monthly report summarizing all warranty-related “activity” by the Hotels, including specific Radisson Bed components replaced or repaired, and whether or not such activity was covered under the applicable warranty. Upon a sale of a Hotel with the Radisson Beds, or upon a Hotel leaving the Radisson System for any reason, the warranty will continue to be applicable for the remaining term of the warranty so long as the Radisson Beds remain in the Hotel.

ARTICLE 7 – PRODUCT LIABILITY AND LEGAL REQUIREMENTS

7.1.	Product Liability

Select Comfort will indemnify, defend and hold harmless Radisson and its Affiliates against and from any claims for bodily injury or property damage caused by any defect in the design, materials or manufacturing of the Radisson Beds, or otherwise caused by any unreasonable risk or hazard presented by the Radisson Beds as used in the ordinary course and for the intended purposes (“Product Liability Claims”). While Product Liability Claims will ultimately not include any injury or damage caused by any abuse or misuse of the Radisson Beds not caused by Select Comfort or any injury or damage caused by the negligence or willful misconduct of Radisson, its Affiliates, the Hotels or the guests of the Hotels, Select Comfort upon notice by Radisson will be the “Indemnifying Party” as defined in Section 12.3 herein for any Product Liability Claim related to the Radisson Beds, unless it is reasonably apparent on the face of such claim that it is not a Product Liability Claim, or if not reasonably apparent, until such time as a court of competent jurisdiction determines that such a claim is not a Product Liability Claim.

7.2.	Select Comfort’s Legal Responsibility

Select Comfort represents and warrants that each of the Radisson Beds sold and delivered hereunder, at the time of its sale and delivery, will be in full compliance with all Legal Requirements applicable to the sale and delivery of the Radisson Beds for the purposes intended by this Agreement, including flammability standards applicable to mattresses for commercial use in the country, state or province in which its Radisson Beds are installed. Select Comfort assumes no responsibility whatsoever for any Legal Requirements applicable to the ownership or operation of the hotel properties, including without limitation any applicable zoning, fire code or similar requirements of the jurisdictions in which the respective hotels are owned and operated.

7.3.	Radisson’s and the Hotel’s Legal Responsibility

The Hotels will be solely responsible for the operation of their respective hotel properties in full compliance with all Legal Requirements applicable to the ownership and operation of hotel properties, including all applicable zoning, fire code and other similar requirements of the jurisdictions in which the respective hotels are owned and operated. Radisson assumes no duty to review, inspect or approve the Radisson Beds with respect to compliance with any Legal Requirements. Radisson’s inspections, reviews or approvals are solely for the purpose of determining compliance with its design standards and with respect to operational considerations, and presentation of the Radisson Marks. Radisson’s approval is not an assurance, representation or warranty: (i) that the Radisson Bed has been manufactured in accordance with Legal Requirements; or (ii) that all or any part of the Radisson Bed is safe, suitable, fit or proper for its intended use or purpose. This applies even though Radisson may have commented on any of these matters in connection with any inspections, reviews or approvals. Radisson is not responsible for compliance with, and

Select Comfort must not rely on any information Radisson provides with respect to the applicability of or compliance with, any Legal Requirements regarding the manufacturing, selling, installation or operation of the Radisson Beds.

ARTICLE 8 – OWNERSHIP OF CUSTOMER INFORMATION/DATABASES

8.1.	Ownership of Customer Information

Each party acknowledges that the other’s proprietary databases are valuable assets of such other party’s enterprise. As such, nothing in this Agreement will affect the ownership of information on customers that already exists in each party’s databases currently, or which may be added in the future through other sources.

ARTICLE 9 – FORCE MAJEURE

9.1.	Definition of Force Majeure

“Force Majeure” means any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which reasonably prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following will constitute events or conditions of Force Majeure: acts of State or governmental action (including specifically the failure of any government to grant any license, authorization or approval required for performance of this Agreement), riots, war, strikes, lockouts, prolonged shortage of energy supplies or utilities, epidemics, fire, flood, hurricane, typhoon, earthquake and explosion.

9.2.	Notice

Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event. During the period the performance of one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend performance of all or part of its obligations, except for the obligation to pay amounts due and owing, to the extent commercially reasonable.

9.3.	Confirmation

The party invoking Force Majeure shall provide to the other party with written confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

9.4.	Suspension of Performance

If an event of Force Majeure occurring at any time after the execution of this Agreement prevents performance hereunder by either party and continues for more than six (6) consecutive months, either party shall have the right to terminate this agreement on written notice to the other without any liability hereunder, except the obligation to make payments due to such date.

ARTICLE 10 – TERMINATION

10.1.	Termination

This Agreement may be terminated prior to its ending date for the following:

A.        By either party effective immediately upon notice to the other party in the event of the filing of a voluntary or involuntary bankruptcy petition by such other party, an assignment for the benefit of creditors by such other party, or the appointment of a receiver for such other party; or

B.        By either party, if the other party is in material breach of its obligations contained in this Agreement, and such breach is not cured to the reasonable satisfaction of the non-breaching party within a period of thirty (30) days after written notice setting out the breach in reasonable detail. If the material breach is such that it cannot reasonably be cured within thirty (30) days, then the non-breaching party may not terminate this Agreement as long as the party in breach begins the cure within thirty (30) days and proceeds diligently and in good faith to accomplish the cure. If such breach is not cured to the reasonable satisfaction of the non-breaching party within ninety (90) days after the initial written notice, the Agreement may be terminated.

ARTICLE 11 – INSURANCE

11.1.	Policy Coverage and Amount

At no cost to Radisson, during the term of this Agreement, Select Comfort will maintain commercial general liability insurance (with products and completed operations coverage) on an occurrence basis with combined single-limit coverage for personal and bodily injury and property damage of at least ten million dollars ($10,000,000) per occurrence. The policies must also provide for the following:

A.       “Radisson Hotels International, Inc. and its subsidiaries and its Affiliates” must be named as additional insureds; and

B.        Radisson must receive 30 days’ notice of any cancellation, non-renewal and material changes in the policy.

11.2.	Qualifications and Evidence

Select Comfort will obtain all policies with companies having a Best Rating of A-V or better, or otherwise reasonably acceptable to Radisson. Select Comfort will provide Radisson with certificates of insurance acceptable to Radisson evidencing that the policies are in effect within 30 days of the date of this Agreement, and at least 10 days prior to the expiration of any policy.

11.3.	Waiver of Subrogation and Release

Wherever Radisson cannot be named as an additional insured under any insurance coverage required pursuant to this Agreement, Select Comfort will require the insurance company to include in the policy that the insurance company has no right of subrogation against Radisson or their respective Affiliates.

The required policies are for Select Comfort’s, Radisson’s and its Affiliates’ benefit and protection. Radisson makes no warranty or representation that the policies are adequate for Select Comfort’s needs whatsoever. The insurance coverage required to be obtained by Select Comfort is the primary coverage for Select Comfort’s obligation to maintain the required insurance and is not limited in any way because of any insurance that Radisson or its Affiliates carries. Neither Select Comfort nor any of its insurance providers will deny coverage of any losses, whether by Select Comfort, Radisson or its Affiliates because of any insurance that Radisson or its Affiliates carry, and Select Comfort has no right to any additional coverage obtained by Radisson or its Affiliates.

ARTICLE 12 - INDEMNIFICATION; ATTORNEYS’ FEES

12.1.	Indemnification by Select Comfort

Select Comfort agrees to indemnify and hold harmless Radisson and its Affiliates against and from, all Payments due to any Claim, brought by or on behalf of any Third Party or otherwise, with respect to:

A.	Any breach by Select Comfort of its obligations under this Agreement; or

B.	Any misrepresentation or breach of warranty by Select Comfort under this Agreement; or

C.	Any Product Liability Claim.

Select Comfort’s obligations under this Section 12.1 do not apply to any Claim that is directly caused by Radisson’s or any of its Affiliates negligence or willful misconduct. For purposes of this Article, Radisson and its Affiliates includes their respective officers, directors, shareholders, managers, members, governors, employees, agents, Third Party contractors, successors and assigns.

12.2.	Indemnification by Radisson

Radisson agrees to indemnify and hold harmless Select Comfort and its Affiliates against and from, all Payments due to any Claim, brought by or on behalf of any Third Party or other wise, with respect to:

A.	Any breach by Radisson of its obligations under this Agreement; or

B.	Any misrepresentation or breach of warranty by Radisson under this Agreement; or

C.

Any claim asserted by any owner or operator of a Hotel in the Radisson System under any franchise or similar agreement between Radisson and any other party or under any applicable franchise, business opportunity or similar law or provision.

Radisson’s obligations under this Section 12.2 do not apply to any Claim that is directly caused by Select Comfort’s or any of its Affiliates negligence or willful misconduct. For purposes of this Article, Select Comfort and its Affiliates includes their respective officers, directors, shareholders, managers, members, governors, employees, agents, Third Party contractors, successors and assigns.

12.3.	Notice and Opportunity to Defend

In the event that any party shall become entitled to indemnification under this Agreement, whether due to the assertion of a claim by any third party or otherwise, the party entitled to indemnification hereunder (the “Indemnified Party”) shall promptly notify the party responsible to provide indemnification hereunder (the “Indemnifying Party”) specifying in reasonable detail the facts underlying the claim for indemnification. The Indemnifying Party shall not be relieved of its responsibility to provide indemnification under this Agreement due to any failure of the Indemnified Party to provide timely notice of a claim for indemnification hereunder unless the delay in providing such notice shall have materially compromised the Indemnifying Party’s ability to fully and adequately defend the claim.

Within ten (10) business days following the receipt of a claim for indemnification from any Indemnified Party hereunder, the Indemnifying Party shall notify the Indemnified Party as to whether the Indemnifying Party will assume the defense of any third party claim underlying the claim for indemnification hereunder. In the event that the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall be entitled to fully control the defense of the claim and to settle, negotiate or compromise the claim, so long as any such settlement or compromise does not result in any injunctive or similar non-monetary judgment against the Indemnified Party that has any ongoing effect and so long as the Indemnified Party is fully indemnified against any monetary judgment arising from such claim. Upon notice thereof to the Indemnifying Party, the Indemnified Party shall be entitled, at the expense of the Indemnified Party, to monitor and participate in the defense of the indemnified claim, subject to the control of the Indemnifying Party.

12.4.	Survival

The indemnification and other obligations contained in this Article will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

ARTICLE 13 – INJUNCTIVE RELIEF

13.1.	Availability of Injunctive Relief

A breach of this Agreement by either Select Comfort or Radisson relating to any of the matters set out below may cause irreparable harm to Radisson or Select Comfort, as the case may be, for which monetary damages may be an inadequate remedy. Therefore, in such event, in addition to any other remedies Radisson or Select Comfort may have under this Agreement or at law or in equity, Radisson or Select Comfort may seek and obtain the entry of temporary or permanent injunctions and orders of specific performance enforcing the provisions of this Agreement with respect to: (i) the Radisson Marks, the Select Comfort Marks or the Bed Mark; (ii) the System; (iii) the obligations of Select Comfort or Radisson, as the case may be, upon termination or expiration of this Agreement; (iv) the unauthorized disclosure or threatened disclosure of proprietary or confidential information of either party; or (vi) any act or omission by either party or either party’s employees that: (a) constitutes a violation of any Legal Requirement; or (b) may impair the good will associated with the Radisson Marks, the Select Comfort Marks, the Bed Marks or the business enterprise of either of the parties hereto.

13.2.	No Necessity for Posting of Bond

Unless required by the court granting any such injunctive relief, neither party shall be required to post a bond or other security with respect to obtaining injunctive relief under this Agreement.

ARTICLE 14 – CONFIDENTIALITY

14.1.	Confidentiality

The parties agree that (i) the specific terms of this Agreement, (ii) all information as to source, quantity, and price of goods and services, and (iii) all information regarding either party’s products, business, customers, or methods of operation learned during the term of this Agreement or in anticipation of entering into this Agreement shall be maintained in confidence and not be released to any third party for any reason whatsoever other than: (i) pursuant to a validly issued subpoena from a court or governmental authority having jurisdiction over the party or pursuant to a discovery request made under the Federal Rules of Civil or Criminal Procedure or similar state court rules and to which the party is required to respond or as may be required to implement the terms of this Agreement; or (ii) as may be required by applicable rules of the Securities and Exchange Commission (the “SEC”) as reasonably determined by counsel to any party hereto with a class of securities registered under the Securities Exchange Act of 1934, subject, in each case, to reasonable notification to the other party prior to release of such information, in order to allow the other party an opportunity to oppose such court action or governmental authority or to participate in the process to seek confidential treatment of any information otherwise required to be filed under applicable SEC rules. All confidential and proprietary information, which the parties have obtained from each other, shall be returned upon the expiration or earlier termination of this Agreement. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

ARTICLE 15 – MISCELLANEOUS

15.1.	Severability

All provisions of this Agreement are severable. If pursuant to the decision of any court having jurisdiction, any provisions, in whole or in part are not enforceable, the remainder of this Agreement will continue to be in full force and effect, and the applicable parts of the affected provisions are superceded and modified by such applicable law. If either party can establish that such modifications would constitute a material deviation from the general purpose and intent of this Agreement, either party may terminate this Agreement on not less than thirty (30) days’ notice. A valid termination pursuant to this Section is without liability by either party to the other party except for any causes of action a party has against the other for matters occurring up to and through the date of such termination.

15.2.	Waiver

The failure, refusal or neglect of one party to require the other party to comply with any provision of this Agreement, in whole or in part, does not constitute a waiver by the former of its right to require full compliance with the same or different provisions in the future, regardless of the acceptance of payments or performance by the party seeking compliance.

15.3.	Governing Law

The interpretation, validity and enforcement of this Agreement and the relationship between the parties is subject to and governed by the laws (statutory or otherwise) of the State of Minnesota without regard to its conflicts of laws provisions.

15.4.	Venue and Jurisdiction

All Claims whatsoever, arising out of or related to this Agreement in any way, must be commenced, filed and litigated before a court of competent jurisdiction located in Hennepin County, Minnesota. Both parties submit to personal jurisdiction of the State and Federal courts in such county for such purpose.

15.5.	Jury Waiver

Each party knowingly and voluntarily waives the right to a trial by jury in any litigation arising under, as a result of or in connection with this Agreement or any franchise or business opportunity laws.

15.6.	Claims

Except for those Claims that are brought pursuant to the indemnification or insurance coverage required under Articles 10 and 11 hereof, upon expiration or termination of this Agreement, neither party will commence any cause of action related to or arising out of this Agreement, unless commenced within one year following the effective date of expiration or termination.

15.7.	Entire Agreement

This Agreement, including the exhibits attached hereto and made a part hereof and any amendments hereto that are validly executed and delivered by each of the parties hereto, collectively constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes and terminates all prior agreements or understandings, either oral or in writing, between the parties hereto. Any representations, warranties, inducements, promises, understandings or agreements between the parties, which are not in writing and signed by the parties, are void and not enforceable.

15.8.	Modifications

Oral modifications to this Agreement, including those by way of release, amendment, waiver or otherwise, are not valid or enforceable. The parties may modify this Agreement only by a written agreement signed by a duly authorized representative of each party.

15.9.	Headings

The headings of the Articles and Sections of this Agreement are for convenience of reference only and do not define, limit or construe their contents.

15.10.	Notices

Any notices required or permitted under this Agreement must be in writing and must be delivered either personally, by fax, by Certified United States Mail or by reliable expedited delivery companies including Federal Express, Airborne Express and DHL. Notices by fax are deemed delivered and received upon transmission with a confirmation of such transmission. Notices by Certified United States Mail are deemed delivered and received on the second business day immediately following the day on which the notice was given to the United States Postal Service. Notices by expedited delivery are deemed delivered and received on the business day immediately following the day on which the notice was given to the expedited delivery company. Information for notices is as indicated in the first paragraph of this Agreement.

15.11.	Execution/Counterparts

The parties may sign more than one identical copy of this Agreement, each of which is an original. When parties sign different, but identical copies of this Agreement, the copies constitute one Agreement.

15.12.	Attorneys’ Fees

All reasonable and necessary costs and expenses, including attorneys’ fees, incurred by Radisson or Select Comfort in enforcing any provisions of this Agreement, or in asserting or defending against any Claims brought by one party against the other party under this Agreement, whether through injunctive relief or otherwise, will be paid by the non-prevailing party to the prevailing party in such action.

15.13.	Actions by Others

Where either party to this Agreement is prohibited by this Agreement from directly taking any action, or where action by either party to this Agreement would constitute a default, such party agrees that it will not encourage, authorize or permit any other Person, directly or indirectly or under its direct or indirect control to take such action.

15.14.	Performance through Others

Either of the parties hereto may perform any or all of its obligations under this Agreement directly or through one or more of its wholly owned subsidiaries, provided however, that the assignment to or performance of any such obligations by any such subsidiary corporation will not relieve any party hereto of any of its primary responsibility under this Agreement. If any such obligations are performed by any such subsidiary corporation, the right to such performance will still run directly to the other party to this Agreement.

15.15.	Survival

The provisions of Articles 7, 8, 12, 13, 14 and 15 hereof, and of Sections 4.1 and 4.2 hereof, shall survive the termination of this Agreement and will continue to govern the rights and obligations of the parties hereto indefinitely following the termination of this Agreement.

15.16.	Compliance with Laws

Notwithstanding any provision to the contrary, each party’s performance is subject to, and each party will comply with, all Legal Requirements, including those of all countries in which either party conducts business that prohibits unfair, fraudulent or corrupt business practices such as those that are comparable to the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the Patriot Act.

15.17.	Time of the Essence

Time is of the essence in the performance of every provision of this Agreement.

15.18.	Third Party Beneficiaries

This Agreement is for the sole benefit of the parties and is not for the benefit of any Third Parties.

15.19.	Cumulative Rights

The remedies provided for in this Agreement are not exclusive. Either party is free to pursue such other remedies as may be available at law or in equity.

15.20.	Use of Definitions/Terms

The use of another tense of the defined term, or its use as a noun, adjective or adverb, or otherwise, means the same as the defined term, modified by the context of the sentence in which it is used. All personal pronouns, whether used in the masculine, feminine or neuter gender, include all genders; the singular includes the plural and the plural includes the singular.

15.21.	Copies

Photocopies and facsimiles of a signed original of this Agreement are fully binding and effective as originals.

15.22.	Internal Policies

Each party’s internal policies and procedures, whether or not communicated to the other party, are intended for such first party’s use only, are not binding on such first party with respect to its relationship with the other party, and are not a part of or an amendment to this Agreement.

15.23.	Exhibits

All exhibits attached to this Agreement are a part of it and fully incorporated into it.

15.24.	Interpretation

Neither this Agreement nor any of its provisions is to be construed against or interpreted to the disadvantage of either party because a party drafted this Agreement or the provision.

15.25.	Independent Contractor

Radisson and Select Comfort are each independent contractors. This Agreement does not create any relationship of joint venturers, partners, agents, servants, employees, fiduciaries or representatives of each other.

15.26.	Definitions

The following definitions shall be used for purposes of this Agreement.

Affiliate. Any Person Controlled by, Controlling or under common Control with either party.

Claim. Any claim, challenge, demand, cause of action, lawsuit, dispute, controversy, investigation or administrative proceeding.

Control. The right or ability, directly or indirectly, to cause a Person to act in accordance with another Person’s instructions.

Exceptional Category.	XXX

Governmental Authority. Any governmental entity, and any political or other subdivision of any governmental entity, and any agency, department, commission, board, bureau, court or instrumentality of any of them, which, at any time, has competent jurisdiction over aspect of this Agreement.

Hotel. A Radisson hotel operated in the United States, Canada or the Caribbean using the System pursuant to a written agreement with Radisson.

Legal Requirements. Any law, code, ordinance, order, decision, rule or regulation of any Governmental Authority.

Marketing. All activities related to marketing, sales, advertising, promotion and public relations with respect to the Hotels, the System, and the Radisson Beds pursuant to this Agreement, as more specifically identified on Exhibit 3.1 attached hereto and made a part hereof.

Payments. All payments of money, including those with respect to fines, penalties, taxes, losses, damages, costs and expenses, such as reasonable attorney fees, investigation expenses, court costs, deposition expenses, and travel and living expenses.

Person. Any natural person or legal entity, including trustees, representatives, administrators, heirs, executors, partnerships, corporations, limited liability companies, trusts, unincorporated organizations and governmental agencies, departments and branches.

Purchase.  Transmission of the property rights to the Radisson Beds from Select Comfort to the Hotels via sale, discount, negotiation, pledge, lien, issue or re-issue, or any other voluntary transaction creating an interest in the Radisson Beds, including contracts to purchase. In any event, the term “purchase” shall mean that the purchaser shall have fully paid for and taken delivery of the purchased goods.

Radisson Marks. The name Radisson® and the signature logo Radisson( with the brush stroke used in conformance with Radisson’s business system, and all other trademarks, service marks, trade names, copyrights, insignia, emblems, slogans, logos, commercial symbols, signs, trade dress (including interior and exterior building designs and specifications and the motif, decor, and color combinations), and all other visual identification, by which the Hotels are identified and publicized, including the good will associated with all of them.

Select Comfort Marks.  The trademarks Select Comfort® and Sleep Number® and all other trademarks, service marks, trade names, copyrights, insignia, emblems, slogans, logos, commercial symbols, signs, trade dress by which Select Comfort beds are identified and publicized, including the good will associated with all of them.

Specified Interval/Timeshare Customers.	XXX

System. The Radisson Marks, and other distinctive elements developed and owned by, or made available by its Affiliates to, Radisson, and the systems made available to Radisson for the construction and operation of the Hotels and other hotels authorized to use the System, including all good will.

System Standard. Any element of the System that the Hotels are required to implement pursuant to the terms of any applicable franchise or similar agreement in place between Radisson and the Hotel owners and operators.

Third Party. Any Person, other than Radisson, Select Comfort and their respective Affiliates.

Executed as of the date set forth at the beginning of this Agreement.

RADISSON HOTELS INTERNATIONAL. INC.		SELECT COMFORT CORPORATION

By:	/s/ Nancy Johnson	By:	/s/ James C. Raabe
Name:	Nancy Johnson	Name:	James C. Raabe
Its:	Executive Vice President	Its:	CFO

Exhibit Index

Exhibit	Description

2.1	System Standard related to the Radisson Bed

2.2A	List of Hotels to which Select Comfort has previously sold beds

4.1	The Bed Mark and Logo

5.1	Product Pricing

6.2	Warranty Terms

EXHIBIT 2.1

Standards of Service & Operation

300	Hotel Operations

302D Guest Room Bed & Linens

Signature Standard

Radisson offers guests a superior sleep experience with the Sleep Number® Bed, an innovative and exclusive offering enabling guests to choose the firmness of their mattress. Complimented with a quality and stylized linen specification, the Sleep Number® Bed, offered exclusively at Radisson provides a distinct competitive advantage.

Sleep Number® Bed implementation Requirements for Hotels in the U.S., Canada, and the Caribbean:

(TABLE OMITTED)

(TEXT OMITTED)
©2007 Radisson®	-58-

Standards of Service & Operation

300	Hotel Operations

(TABLE OMITTED)

(TEXT OMITTED)

(TEXT OMITTED)
©2007 Radisson®	-59-

SNB WAIVER

Approved for 2007

(TEXT OMITTED)
(TABLE OMITTED)

EXHIBIT 2.2A

List of Hotels Select Comfort has previously sold beds

(TEXT OMITTED)

EXHIBIT 4.1

Graphic Identity and Brand Standards

The Partnership Logo

The logo represents the unique partnership between Radisson Hotels & Resorts ® and Select Comfort (The Sleep Number ® bed). It is a fusion of the strengths	of two national brands that at once establishes the identity of our new initiative, and at the same time allows the integrity of each individual brand to remain intact.	The mark consists of the Radisson logo joined to a modified Sleep Number® bed logo by an extended green loop which emanates from the Radisson brush stroke.	The configuration seen here is the only approved treatment of this new identity. Do not attempt to recreate this mark. Use only the provided artwork.

Colors

Being that this logo consists of two corporate identities, it is vital that the colors used in this mark are consistent with the prescribed colors of the two brands.	The Radisson portion of the logo is Black (in the typography) and Radisson green in the brush stroke/oval outline.	The Sleep Number ® bed portion is to be rendered in Sleep Number ® blue.	With the exception of black & white usage, these are the only acceptable colors used.

Four-Color Radisson Green. 35% Cyan and 100% Yellow. Spot-Color Radisson Green. MSP-78553 K/7K9† Coated MSP-78651 K/7K9† Uncoated PMS 382.	Four-Color Sleep Number® Blue. 80% Cyan, 50% Magenta, 15% Yellow, and 0% Black. Spot-Color Sleep Number® Blue. PMS 653.

Page 1 of 2	©2004 Radisson®

Graphic Identity and Brand Standards

The Logo – Usage/Safe Area

The combination of identities contained in this logo need to be protected from any outside graphic intrusions.	We have established a boundary around the logo to preserve its integrity and to ensure that its impact will not	be diminished by any extraneous imagery. The specified proportions are 15.0 units horizontally to 9.0 units	vertically. Please keep all other visual elements clear of the safe area.

The Logo – Black and White

The preferred printed version

of this logo is four-color

process. If printing in one

color, black is the preferred

color. Below are examples of

black & white renderings.

Page 2 of 2	©2004 Radisson®

EXHIBIT 5.1

Final Project Liberty Pricing

6/25/2007

Size	Component	Price

Eastern King	Bed Set (Mattress & Foundation) (1)	XXX

	Installation (2)	XXX

	Freight(3)	XXX

	Total	XXX

Queen	Bed Set (Mattress & Foundation) (1)	XXX

	Installation (2)	XXX

	Freight(3)	XXX

	Total	XXX

Full (Single Chamber)	Bed Set (Mattress & Foundation) (1)	XXX

	Installation (2)	XXX

	Freight(3)	XXX

	Total	XXX

Notes:

(1) Including component costs required to meet higher CA consumer flammability requirements

(2) Installation - Once 24 beds per property have been installed & training delivered to Radisson employees then this becomes an option.

(3) Freight - Based on FTL qtys. Actual cost will vary based on qty ordered as follows:

FTL (72 beds) $XXX

¾ Truck (54 – 71 beds) $XXX

½ Truck (36 – 53 beds) $XXX

¼ Truck (18 – 35 beds) $XXX

LTL (1-17 beds) $XXX

(4) For years 2007 and 2008, Product Pricing will be adjusted as follows:

No more than XXX increase annually

Cost increases justified on the basis of market increases in key components as a % of bed cost:

Petroleum = XXX

Labor & Overhead = XXX

Rubber = XXX

Wood = XXX

Cotton/Fabric = XXX

Other = XXX

Price reviewed annually with Radisson prior to July 1st

Freight may increase with increases in Select Comfort's actual increase in cost, whether or not more than XXX annually.

EXHIBIT 6.2

Warranty Program

Sleep Number Bed - Made exclusively for Radisson

Pump (including control), Chamber & Foam Components

Warranty - 15 Year Prorated Warranty

Warranty 100% - 4 years

Free From Defects in Materials & Workmanship

Normal “Wear & Tear” Not Covered

11 years prorated: Pump, Chamber & Foam Components

Pump	Max % Increase	Price
*Years 1-4 =	NA	Covered at 100%
**Year 5 =	NA	XXX
Year 6 =	6%	XXX
Year 7 =	6%	XXX
Year 8 =	6%	XXX
Year 9 =	6%	XXX
Year 10 =	6%	XXX
Year 11 =	6%	XXX
Year 12 =	6%	XXX
Years 13 - 15 =		XXX

Chamber	Max % Increase	Price (for one chamber)
		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
**Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

Foam Components	Max % Increase	Price (for one chamber)
Sidewalls		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
**Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

Endwalls	Max % Increase	Price (for one chamber)
		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
**Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

Basepad	Max % Increase	Price (for one chamber)
		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
**Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

Centerwall	Max % Increase	Price (for one chamber)
		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	NA	Covered at 100%
**Year 5 =	NA	XXX	XXX	NA	XXX
Year 6 =	6%	XXX	XXX	NA	XXX
Year 7 =	6%	XXX	XXX	NA	XXX
Year 8 =	6%	XXX	XXX	NA	XXX
Year 9 =	6%	XXX	XXX	NA	XXX
Year 10 =	6%	XXX	XXX	NA	XXX
Year 11 =	6%	XXX	XXX	NA	XXX
Year 12 =	6%	XXX	XXX	NA	XXX
Years 13 - 15 =		XXX	XXX	NA	XXX

Topperpad	Max % Increase	Price (for one chamber)
		King	Queen	Full XL(Single Chamber)	Double XL
*Years 1-4 =	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
**Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

*	Select Comfort pays freight back to property on 100% coverage warranty parts
**	Customer will return Pumps & Chambers upon Select Comfort's request to use in product analysis. Select Comfort will pay freight on these types of returns.

PillowTop Cover:

Warranty - 180 Days 100%

Free From Defects in Materials & Workmanship

Normal "Wear & Tear" Not Covered

	Max % Increase	Price
		King	Queen	Full XL(Single Chamber)	Double XL
Cover
*Days 1-180	NA	Covered at 100%	Covered at 100%	Covered at 100%	Covered at 100%
***Year 5 =	NA	XXX	XXX	XXX	XXX
Year 6 =	6%	XXX	XXX	XXX	XXX
Year 7 =	6%	XXX	XXX	XXX	XXX
Year 8 =	6%	XXX	XXX	XXX	XXX
Year 9 =	6%	XXX	XXX	XXX	XXX
Year 10 =	6%	XXX	XXX	XXX	XXX
Year 11 =	6%	XXX	XXX	XXX	XXX
Year 12 =	6%	XXX	XXX	XXX	XXX
Years 13 - 15 =		XXX	XXX	XXX	XXX

*	Select Comfort pays freight on cover back to property for first 180 days.
**	After 180 days customer does not have to return covers to Select Comfort.

***	Property may purchase a cover at anytime through year 5 at $XXX (King/Queen/Full XL/Double XL) per cover

Note: Cover includes pillowtop cover and entire mattress casing

Foundation:

Warranty - 10 Years 100%

Free From Defects in Materials & Workmanship

Normal “Wear & Tear” Not Covered

Customer pays freight both ways on foundations.